FOR IMMEDIATE RELEASE

Contact:
Tim Mullany
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
THIRD QUARTER FISCAL YEAR 2014

Company continues to grow Pie Five Pizza Co. concept

THE COLONY, Texas – May 14, 2014 -- PIZZA INN HOLDINGS, INC. (NASDAQ: PZZI)

Third Quarter Highlights:

•	Adjusted EBITDA decreased $0.2 million to a loss of $0.2 million compared to the same quarter of the prior year

•	Net loss increased $0.1 million from the comparable prior year quarter to a loss of $0.5 million

•	Pizza Inn domestic comparable store franchise retail sales increased 0.8% year over year

•	Company-owned restaurant sales increased 36.2% year over year

•	Pie Five Company-owned average weekly sales per store increased 16.9% year over year

•	Continued growth in pipeline of Pie Five franchise restaurant openings

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the third fiscal quarter ended March 30, 2014. The Company had a net loss in the third quarter of $0.5 million compared to a net loss of $0.4 million for the comparable period in the prior fiscal year. The increase in net loss from prior year was primarily due to higher general and administrative expenses, franchise costs attributable to growth of the Pie Five brand, and bad debt expense.

"The performance of the Pie Five concept was very strong in the third quarter," said Randy Gier, President and Chief Executive Officer. “Despite some negative weather impact early in the quarter, the average weekly sales per store for our thirteen Company-owned restaurants increased 16.9% year over year due to a 4.4% increase in comparable store sales and very strong results for the new restaurants opened in the past twelve months.  I’m particularly pleased that these strong trends have continued into the current quarter.”

“The progress we’ve made at Pie Five to hone our site selection process and concept prototype has had a clear impact on the performance of our four new Company-owned restaurants (including one relocated restaurant) and four new franchised restaurants opened this fiscal year.  That group of eight new Pie Five restaurants generated average weekly sales per store in the third quarter that were 45% higher than that of the existing eleven Company-owned and franchised restaurants,” continued Gier.

FOR IMMEDIATE RELEASE

Contact:
Tim Mullany
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

"Later this week, our Richmond franchisee will open the 20th restaurant in the Pie Five chain and we expect the number of Pie Five restaurants in operation to double by the end of the 2014 calendar year as our new franchisees open their first or second restaurants in markets across the country.  To fully capitalize on the momentum in the Pie Five concept we are also accelerating the development of Company-owned restaurants in multiple metropolitan areas.  To prepare for this growth we recently added several strong, experienced members to our management team, including a new Chief Financial Officer and a Vice President of Real Estate Development," continued Gier.

"The Pizza Inn system also demonstrated improved performance in the quarter, with an improved trend of comparable store sales and store count," said Gier. “The hard work by our restaurant support team and our Pizza Inn franchisees is paying off as we bring stability to the system”, added Gier.

Total revenues for the third quarter and the comparable prior year quarter were $10.9 million and $9.8 million, respectively. Third quarter franchise revenue increased slightly as compared to the prior year as franchise fees from new Pie Five franchisees offset decreased international royalties. Additional franchise development fees previously received from Pie Five franchisees have been deferred and will be recognized as future restaurants are opened.

Third quarter food and supply sales increased by approximately $0.4 million, or 5.5%, as compared to the prior year primarily due to an increase in sales to franchisees as a result of increased domestic franchisee retail sales and higher food commodity costs passed through in prices. Third quarter Company-owned restaurant sales increased $0.7 million, or 36.2%, as compared to the prior year as a result of the opening of two new Company-owned Pie Five restaurants in the second half of fiscal 2013 and four new Company-owned Pie Five restaurants in fiscal 2014 (one of which was a relocation of an existing restaurant), partially offset by the closing of one Company-owned Pizza Inn restaurant at the completion of its lease in fiscal 2014. Third quarter general and administrative expenses increased $0.3 million over the prior year to support growth for new Company-owned Pie Five restaurants and a legal settlement related to patent litigation, partially offset by reduced stock compensation expense.

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings will be achieved.

 About Pizza Inn Holdings, Inc.:

Headquartered in the Dallas suburb of The Colony, TX, Pizza Inn Holdings, Inc., is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks "Pizza Inn" and "Pie Five Pizza Co." Pizza Inn is an international pizza chain featuring traditional and specialty pizzas, as well as freshly made pastas, sandwiches, and desserts. Pie Five Pizza Co. is a fast-casual concept offering individual pizzas made to order and cooked in less than five minutes. Founded in 1958, Pizza Inn Holdings Inc. owns and franchises approximately 275 restaurants. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI”. For more information, please visit www.pizzainn.com.

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PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30,	March 24,	March 30,	March 24,
	2014	2013	2014	2013

REVENUES:	$10,912	$9,781	$31,281	$30,767

COSTS AND EXPENSES:
Cost of sales	9,570	8,460	27,028	26,127
General and administrative expenses	1,130	840	3,314	2,995
Franchise expenses	677	608	2,150	1,675
Pre-opening expenses	4	82	160	249
Bad debt	93	45	203	135
Interest expense	34	58	113	197
	11,508	10,093	32,968	31,378

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(596)	(312)	(1,687)	(611)
Income tax benefit	(159)	(22)	(527)	(170)
LOSS FROM CONTINUING OPERATIONS	(437)	(290)	(1,160)	(441)

Loss from discontinued operations, net of taxes	(14)	(100)	(39)	(127)
NET LOSS	$(451)	$(390)	$(1,199)	$(568)

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Loss from continuing operations	$(0.05)	$(0.04)	$(0.14)	$(0.05)
Loss from discontinued operations	-	(0.01)	-	(0.02)
Net loss	$(0.05)	$(0.05)	$(0.14)	$(0.07)

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

Loss from continuing operations	$(0.05)	$(0.04)	$(0.13)	$(0.05)
Loss from discontinued operations	-	(0.01)	-	(0.02)
Net loss	$(0.05)	$(0.05)	$(0.13)	$(0.07)

Weighted average common shares outstanding - basic	8,771	8,021	8,566	8,021

Weighted average common and
potential dilutive common shares outstanding	9,290	8,267	9,109	8,198

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 30,	June 30,
ASSETS	2014 (unaudited)	2013

CURRENT ASSETS
Cash and cash equivalents	$365	$919
Accounts receivable, less allowance for bad debts
of $417 and $228, respectively	3,679	3,139
Notes receivable	123	292
Inventories	1,601	1,615
Income tax receivable	343	343
Deferred income tax assets	943	882
Prepaid expenses and other	336	307
Total current assets	7,390	7,497

LONG-TERM ASSETS
Property, plant and equipment, net	5,652	4,711
Long-term notes receivable	14	40
Long-term deferred tax asset	657	168
Deposits and other	430	119
Total assets	$14,143	$12,535

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,178	$1,572
Accrued expenses	1,611	1,749
Deferred revenues	154	169
Bank debt	375	669
Total current liabilities	4,318	4,159

LONG-TERM LIABILITIES
Bank debt, net of current portion	750	1,856
Deferred revenues, net of current portion	680	370
Deferred gain on sale of property	40	59
Other long-term liabilities	70	22
Total liabilities	5,858	6,466

COMMITMENTS AND CONTINGENCIES (See Note 3)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,849,615 and 15,312,680 shares, respectively;
outstanding 8,730,215 and 8,193,280 shares, respectively	158	153
Additional paid-in capital	13,584	10,174
Retained earnings	19,179	20,378
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity	8,285	6,069
	$14,143	$12,535

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 30,	March 24
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,199)	$(568)
Adjustments to reconcile net loss to
cash (used) provided by operating activities:
Depreciation and amortization	1,056	958
(Gain) loss on sale of assets	(40)	129
Stock compensation expense	45	135
Deferred taxes	(551)	(243)
Provision for bad debts	203	44
Changes in operating assets and liabilities:
Notes and accounts receivable	(548)	(172)
Inventories	14	330
Accounts payable - trade	606	(21)
Accrued expenses	(90)	129
Deferred revenue	276	61
Prepaid expenses and other	(367)	(102)
Cash (used) provided by operating activities	(595)	680

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	58	184
Capital expenditures	(1,987)	(1,547)
Cash used for investing activities	(1,929)	(1,363)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	3,288	-
Proceeds from stock options	82	-
Borrowings of bank debt	-	3,160
Repayments of bank debt	(1,400)	(2,252)
Cash provided by financing activities	1,970	908

Net increase (decrease) in cash and cash equivalents	(554)	225
Cash and cash equivalents, beginning of period	919	590
Cash and cash equivalents, end of period	$365	$815

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS FOR:

Interest	$113	$248
Income taxes - net	$1	$(84)

	Three Months Ended		Nine Months Ended
	March 30,	March 24,	March 30,	March 24,
	2014	2013	2014	2013
Net loss	$(451)	$(390)	$(1,199)	$(568)
Interest expense	34	58	113	197
Income Taxes - Continuing Operations	(159)	(22)	(527)	(170)
Income Taxes - Discontinued Operations	(7)	(8)	(20)	(66)
Stock compensation expense	15	45	45	135
Depreciation and amortization	370	340	1,056	958
Adjusted EBITDA	$(198)	$23	$(532)	$486